Exhibit (d)(iii) under Form N-1A
                                            Exhibit (10) under Item 601/Reg. S-K

                                   Exhibit A

                          Federated Utility Fund, Inc.


                             Sub-Advisory Contract


      For all services rendered by Sub-Adviser hereunder, Sub-Adviser shall receive from the Adviser an allocable portion of the Fund's investment advisory fee. Such allocation shall be based on the amount of foreign securities which Sub-Adviser is managing for the Fund. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Primary Advisory Contract dated August 1, 1989.

      This Exhibit duly incorporates by reference the Sub-Advisory Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals to be affixed hereto this 1st day of June, 1997.



ATTEST:                                PASSPORT RESEARCH, LTD.




/s/ Stephen A. Keen                    By: /s/ J. Christopher Donahue
------------------------------             -----------------------------
Stephen A. Keen                            J. Christopher Donahue
Secretary                                  President


                                       FEDERATED GLOBAL RESEARCH
                                                CORP.




/s/ Stephen A. Keen                    By: /s/ William D. Dawson, III
------------------------------             -----------------------------
Stephen A. Keen                            William D. Dawson, III
Secretary                                  Executive Vice President



                           LIMITED POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, dated as of January 7, 1999, that Federated Utility Fund, Inc., a business trust/corporation duly organized under the laws of the State of Maryland (the "Corporation"), does hereby nominate, constitute and appoint Federated Global Investment Management Corp., a corporation duly organized under the laws of the State of Delaware (the "Subadviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Subadviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Corporation in accordance with Subadviser's supervision of the investment, sale and reinvestment of the funds and assets of the Corporation pursuant to the authority granted to the Subadviser as investment adviser of the Corporation that certain subadvisory contract dated June 1, 1997 by and between the Subadviser and the Corporation (such subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Subadvisory Contract").

            The Subadviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Subadviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Subadviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Subadviser to act or assume responsibility for any matters referred to above or other matters even though the Subadviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Subadvisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Subadviser under the terms of the Subadvisory Contract or (iii) exonerate, relieve or release the Subadviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Subadviser (x) under the terms of the Subadvisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of the Corporation.

            The Corporation hereby agrees to indemnify and save harmless the Subadviser and its Directors, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Subadviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Subadviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Subadviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Subadviser on behalf of the Corporation during the term of this Limited Power of Attorney.

            Any person, partnership, corporation or other legal entity dealing with the Subadviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Subadviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, corporation or other legal entity must look solely to the Corporation for enforcement of any claim against the Corporation, as the Subadviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Subadviser in its capacity as attorney-in-fact for the Corporation.

            Each person, partnership, corporation or other legal entity which deals with the Corporation through the Subadviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice that all persons or entities dealing with the Corporation must look solely to the Corporation on whose behalf the Subadviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Trustees/Directors, officers and/or agents of such Corporation and the shareholders of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of the Corporation.

            The Corporation hereby agrees that no person, partnership, corporation or other legal entity dealing with the Subadviser shall be bound to inquire into the Subadviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Subadvisory Contract between the Corporation and the Subadviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Subadviser has received actual notice of such revocation or termination in writing from the Corporation.

            This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Subadviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Subadviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

            This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Subadviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Subadviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

            This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Subadviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Subadviser will execute sufficient counterparts so that the Subadviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Subadviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF, the Corporation has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                       Federated Utility Fund, Inc.


                                       By:  /s/ John W. McGonigle
                                          ------------------------------------
                                       Name:  John W. McGonigle
                                       Title:  Executive Vice President






Accepted and agreed to this
January 7, 1999

Federated Global Investment Management Corp.


By:/s/ J. Christopher Donahue
   ------------------------------
Name:  J.  Christopher Donahue
Title  President
                -